UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

March 18, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2005, the Compensation Committee of the Board of Directors of Mattel, Inc. (the “Compensation Committee”) met and took the following actions, among others:

(a)	established performance goals for 2005 under the 2002 Mattel Incentive Plan;

(b)	established a 2005-2007 performance cycle under, and made an amendment to, the Mattel, Inc. 2003 Long-Term Incentive Plan;

(c)	approved a 2005 Equity Compensation Plan to be submitted for approval to Mattel’s stockholders in the 2005 Proxy Statement;

(d)	approved changes in non-employee director compensation;

(e)	approved the Mattel, Inc. 2005 Supplemental Executive Retirement Plan;

(f)	approved a grant of restricted stock to a named executive officer; and

(g)	approved an amendment to the employment agreement of Mattel’s Chairman and Chief Executive Officer.

Each of these items is discussed below.

Performance Goals for 2005 under the 2002 Mattel Incentive Plan.

Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the 2002 Mattel Incentive Plan (the “MIP”). The performance objectives used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (3) Mattel’s brands, groups of brands or specific brands. Each year, Mattel’s Compensation Committee establishes specific targets that must be achieved before incentive payments are paid, as well as maximum levels for participants, which provide a ceiling on the total amount payable. The performance objectives for named executive officers are based on objective formulae or standards, as required to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. For other employees, the Compensation Committee has the discretion to establish performance objectives based on other standards, including individual performance objectives, business and personal contributions and management discretion.

On March 16, 2005, the Compensation Committee established performance goals and formulae for fiscal year 2005 under the MIP. These goals and formulae are based on the following criteria for the following named executive officers: (a) the overall corporate financial performance of Mattel and achievement of objectively measurable strategic initiatives, for each of the following officers: Robert A. Eckert, Chairman and Chief Executive Officer; Kevin M. Farr, Chief Financial Officer; and Thomas A. Debrowski, Executive Vice President, Worldwide Operations; and (b) the overall corporate financial performance of Mattel, the financial performance of the executive’s respective business unit and achievement of objectively measurable strategic initiatives, for each of the following officers: Matthew C. Bousquette, President, Mattel Brands; and Neil B. Friedman, President, Fisher-Price Brands.

At the time they were set, all of the 2005 performance goals were substantially uncertain to be achieved. The goals were set at threshold, target and maximum levels. The performance goals with respect to the overall corporate financial performance of Mattel are based upon net operating profit after taxes less a capital charge. The performance goals with regard to the financial performance of each business unit are based on the business unit’s U.S. operating profit less an inventory charge and the business unit’s international operating profit at planned overhead less an inventory charge. The specific numbers used with regard to these performance goals are highly sensitive and confidential. With regard to the objectively measurable strategic initiatives, which are highly sensitive and confidential in nature, the Compensation Committee established several sets of precise measures and determined the relative weight given to each set, and the Compensation Committee established rules as to how many of the precise measures needed to be achieved within each set in order to reach the threshold, target and maximum levels. For 2005, the maximum amounts that named executive officers are eligible to receive under the MIP range from 90% to 200% of base salary; in determining these amounts, the Compensation Committee reviewed competitive data regarding annual incentive levels, relied upon the advice of the Compensation Committee’s independent compensation consultant and exercised its business judgment.

2005-2007 Performance Cycle under the Mattel 2003 Long-Term Incentive Plan.

Executive officers and certain other employees of Mattel are eligible for long-term incentive compensation under the Mattel, Inc. 2003 Long-Term Incentive Plan (the “LTIP”), which was approved by Mattel’s stockholders in 2003. Awards under the LTIP are based on Mattel’s financial performance over the cycle relative to performance targets relating to its long-range financial goals and are paid in the quarter following the end of the performance cycle. On March 16, 2005, the Compensation Committee established the performance targets for the January 1, 2005 - December 31, 2007 performance cycle. For the 2005 - 2007 performance cycle, the Compensation Committee based the performance targets on net operating profit after taxes less a capital charge. The specific numbers used with regard to these performance targets are highly sensitive and confidential. On March 16, 2005, the Compensation Committee established the level of each executive’s participation and threshold, target and maximum levels for the performance criteria that have to be achieved before payments will be made under the LTIP at the threshold, target and maximum payout levels. These performance criteria included criteria for (a) a cumulative payment based on cumulative financial performance over the entire 2005 - 2007 performance cycle; and (b) if there is no cumulative payment, a payment at a reduced rate based upon financial performance during fiscal year 2007. At the time that they were set, the goals that the Compensation Committee established were substantially uncertain to be achieved. The following table summarizes the participation of Mattel’s named executive officers in the 2005 - 2007 LTIP cycle. In determining the participation levels set forth in the table, the Compensation Committee reviewed competitive data regarding total executive compensation, relied upon the advice of the Compensation Committee’s independent compensation consultant and exercised its business judgment.

Named Executive Officers	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)	Maximum ($)
Robert A. Eckert	—	12/31/07	3,000,000	6,000,000	12,000,000
Matthew C. Bousquette	—	12/31/07	1,250,000	2,500,000	5,000,000
Thomas A. Debrowski	—	12/31/07	750,000	1,500,000	3,000,000
Kevin M. Farr	—	12/31/07	750,000	1,500,000	3,000,000
Neil B. Friedman	—	12/31/07	1,250,000	2,500,000	5,000,000

On March 16, 2005, the Compensation Committee also amended the LTIP to provide that awards and payments under the LTIP for performance cycles beginning on or after January 1, 2005 will be subject to cancellation, reduction and recapture under certain circumstances, as more fully described in Amendment No. 1 to the LTIP, which is filed herewith as Exhibit 99.1.

Mattel, Inc. 2005 Equity Compensation Plan.

At its meeting on March 16, 2005, the Compensation Committee approved a Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Equity Plan”), subject to stockholder approval, and recommended that the 2005 Equity Plan be submitted to Mattel’s stockholders for their approval at the 2005 Annual Meeting of Stockholders. Mattel’s 2005 Notice of Annual Meeting and Proxy Statement will contain a proposal and information concerning the 2005 Equity Plan, including the text of the 2005 Equity Plan. Mattel currently anticipates, subject to approval of the 2005 Equity Plan by the stockholders and approval of grants thereunder by the Compensation Committee, that there may be an annual grant of equity compensation to employees during 2005, and that such grant may consist of a mix of non-qualified stock options and either restricted stock units with dividend equivalents or restricted stock.

Non-Employee Director Compensation.

At its meeting on March 16, 2005, the Compensation Committee received input from its independent compensation consultant with regard to the compensation of Mattel’s non-employee directors. The independent compensation consultant presented recommendations to the Compensation Committee with regard to adjustments to non-employee director compensation to reflect current competitive market conditions. After discussing these recommendations with the consultant, changes were approved to non-employee director compensation. Specifically, the annual retainer paid to non-employee directors for service on the Mattel Board of Directors was increased from $40,000 per year to $50,000 per year. Also, consistent with the anticipated new approach for equity compensation of employees under the 2005 Equity Plan, the Compensation Committee’s independent compensation consultant made recommendations with regard to equity compensation of non-employee directors under the 2005 Equity Plan. Subject to approval of the 2005 Equity Plan by Mattel’s stockholders, changes were made to non-employee director compensation consistent with the consultant’s recommendations, shifting from the use of non-qualified stock options to the use of a mix of non-qualified stock options and either restricted stock units with dividend equivalents or restricted stock. Additional information about the new approach for non-employee director equity compensation will be provided in Mattel’s 2005 Proxy Statement. A summary of non-employee director compensation is filed herewith as Exhibit 99.2, and this description of non-employee director compensation is qualified in its entirety by reference to such summary.

Mattel, Inc. 2005 Supplemental Executive Retirement Plan.

The Compensation Committee also took the following actions regarding supplemental executive retirement benefits at its meeting on March 16, 2005:

In late 2004, as part of the American Jobs Creation Act, the federal income tax law governing non-qualified deferred compensation arrangements was significantly revised. Benefits provided under the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the “SERP”) that are not considered to have been earned and vested as of December 31, 2004, would be subject to the new law. The SERP was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999.

In response to this tax law change, on March 16, 2005, the Compensation Committee approved freezing the SERP as of December 31, 2004, in order to ensure that SERP benefits that are not subject to the new tax law continue to be provided under the terms of the SERP as in effect when it was frozen, without adverse tax consequences for the participants. At the same time, the Compensation Committee approved the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “2005 SERP”). The 2005 SERP provides for supplemental retirement benefits that are subject to the new tax law, on terms and conditions intended to comply with the new tax law.

The 2005 SERP has two purposes: to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices than those provided under the SERP; and for SERP participants who are not eligible for these enhanced benefits, to provide continued benefit accruals under the formula of the SERP, but on terms and conditions that comply with the requirements of the new tax law. The latter benefits are referred to as “Part A Benefits” and the enhanced benefits are referred to as “Part B Benefits.” Participants who receive Part B Benefits generally will receive neither benefits under the SERP nor Part A Benefits under the 2005 SERP.

All participants in the SERP who are employed with Mattel as of January 1, 2005, are automatically participants in the 2005 SERP with Part A Benefits, including Mattel’s named executive officers, Mr. Eckert, Mr. Bousquette, Mr. Debrowski, Mr. Farr and Mr. Neil Friedman. Mattel’s Chief Executive Officer has the authority to designate additional employees as participants eligible for Part A Benefits, and to designate the employees who will be eligible for Part B Benefits and any special requirements that they must meet to receive Part B Benefits. It is anticipated that approximately ten executive officers will be designated to receive Part B Benefits, including all of the above-listed named executive officers.

As under the SERP, in order to receive benefits under the 2005 SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45 (subject to offset for long-term disability benefits, in the case of Part B Benefits).

The SERP benefit and the Part A Benefits under the 2005 SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to (1) 25% of the participant’s average annual compensation multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180. The benefit of a participant with more than 15 years of service is increased by 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%. The benefit of a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at commencement is less than 60. For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP and its predecessor, and special achievement bonuses, during the final three years of employment. As noted above, the portion of this benefit (if any) that is not subject to the new tax law will be paid under the SERP, and the remainder will be paid under the 2005 SERP.

Part B Benefits under the 2005 SERP will be computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to (1) 60% of the participant’s final average compensation multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180, less (3) offsets for employer contributions to the participant’s accounts under the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Deferred

Compensation and PIP Excess Plan and for any benefits to which the participant is entitled under The Fisher-Price Pension Plan and The Fisher-Price Section 415 Excess Benefit Plan. The benefit of a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP and its predecessor, and special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

Both the SERP and the 2005 SERP are unfunded.

In taking the above-described actions with regard to the SERP and the 2005 SERP, the Compensation Committee received input from the Compensation Committee’s independent compensation consultant, including information about competitive compensation practices, and exercised its business judgment.

The text of the SERP, as originally adopted effective May 1, 1996, has been filed as Exhibit 10.2 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and has been re-filed as Exhibit 10.37 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001 (filed March 28, 2002). Amendment No. 1 to the SERP, adopted effective November 4, 1999, has been filed as Exhibit 10.22 to Mattel’s Annual Report on 10-K for the year ended December 31, 1999 (filed March 10, 2000). The text of the 2005 SERP is filed herewith as Exhibit 99.5. This summary description of the SERP and the 2005 SERP is qualified in its entirety by reference to such documents.

Grant of Restricted Stock to Named Executive Officer.

On March 16, 2005, a grant of 7,500 shares of restricted stock was made to Matthew C. Bousquette, who is a named executive officer and serves as President, Mattel Brands. The grant was made pursuant to the Amended and Restated Mattel, Inc. 1996 Stock Option Plan. The restricted stock grant vests in full on March 16, 2006, which is the first anniversary of the grant date. In authorizing the grant of restricted stock to Mr. Bousquette, the Compensation Committee noted that the executive’s business unit presented challenges as to which Mr. Bousquette’s leadership will be critical over the next year, and determined in its business judgment, with input from the Compensation Committee’s independent compensation consultant, that the award of restricted stock would provide an appropriate compensation enhancement with regard to that period. The form of Grant Agreement used for the restricted stock grant to Mr. Bousquette is filed herewith as Exhibit 99.6, and this description of the this grant is qualified in its entirety by reference to the form of Grant Agreement.

Amendment to Employment Agreement of Robert A. Eckert.

On March 16, 2005, the Compensation Committee approved an amendment to the Executive Employment Agreement dated October 18, 2000 between Mattel and Robert A. Eckert, Mattel’s Chairman and Chief Executive Officer. The amendment grants Mr. Eckert the use of company aircraft for personal use up to 60 hours per year while he serves as Chief Executive Officer, and an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes. In determining to grant this benefit to Mr. Eckert, the Compensation Committee was advised by its independent compensation consultant and took note of Mr. Eckert’s personal travel schedule, which in recent years has been extensive, due to personal family obligations that will continue to result in frequent air travel. The Compensation Committee reviewed a detailed financial analysis of the out-of-pocket costs and tax consequences to Mattel of providing this benefit. The Compensation Committee believes providing this benefit as part of Mr. Eckert’s compensation will benefit Mattel and its shareholders by minimizing the disruptions and burdens of Mr. Eckert’s personal travel. The foregoing summary of the amendment is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 99.7 herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Exhibits:

Exhibit No.	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit(s)	Filing Date
99.1*	Amendment No. 1 to Mattel, Inc. 2003 Long-Term Incentive Plan

99.2*	Mattel, Inc. Summary of Compensation of the Non-Employee Members of the Board of Directors

99.3	Mattel, Inc. Amended & Restated Supplemental Executive Retirement Plan as of May 1, 1996	10-K	001-05647	10.37	March 28, 2002

99.4	Amendment No. 1 to Mattel, Inc. Amended & Restated Supplemental Executive Retirement Plan	10-K	001-05647	10.22	March 10, 2000

99.5*	Mattel, Inc. 2005 Supplemental Executive Retirement Plan

99.6*	Form of Grant Agreement for a Restricted Stock Grant under the Mattel, Inc. 1996 Stock Option Plan

99.7*	Amendment to Executive Employment Agreement between Mattel and Robert A. Eckert dated March 18, 2005

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: March 18, 2005